UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/09/2005

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-1070

VA	13-1872319
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

190 Carondelet Plaza Suite 1530 Clayton, MO 63105
(Address of principal executive offices, including zip code)

314-480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) At a meeting on December 9, 2005, the Board of Directors of Olin Corporation (the "Company") elected C. Robert Bunch as a new Class I director, effective on December 9, 2005. Mr. Bunch also was appointed, effective December 9, 2005, to serve on the Audit Committee and the Directors and Corporate Governance Committee of the Company's Board of Directors. A copy of the press release announcing the election of Mr. Bunch is attached as Exhibit 99.1 and incorporated herein by reference.

No arrangement or understanding exists between Mr. Bunch and any other person or persons pursuant to which he was elected as a director. Neither Mr. Bunch nor any member of his immediate family is a party to any transactions or proposed transactions with the Company.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.        Exhibit
99.1        Press Release, dated December 13, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

Date: December 13, 2005	By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated December 13, 2005